Exhibit 99.1

CIMG Announces 20-for-1 Reverse Stock Split as Part of Strategic Nasdaq Compliance Initiative

BEIJING, Dec. 3, 2025 /PRNewswire/ — CIMG Inc. (“CIMG” or the “Company”) (Nasdaq: IMG), a business group specializing in digital health and sales development, which utilizes technology and marketing to enhance its business partners’ sales growth and commercial value, today announced that its Board of Directors and majority Shareholders have approved a 20-for-1 reverse stock split of its common stock. On December 2, 2025, the Company filed a Certificate of Change with the Secretary of State of the State of Nevada to effect the reverse split. The reverse stock split will become effective on December 5, 2025 at 12:01 a.m., Eastern Time.

The Company’s common stock will continue to trade on The Nasdaq Capital Market (“Nasdaq”) under the existing symbol “IMG” and will begin trading on a split-adjusted basis when the market opens on December 5, 2025. The new CUSIP number for the common stock following the reverse stock split will be 67073S406.

At the effective time of the reverse stock split, every 20 shares of the Company’s issued and outstanding common stock will be automatically reclassified and combined into 1 share of common stock. This will reduce the number of issued and outstanding shares of common stock from 309,667,840 shares to approximately 15,483,392 shares, subject to adjustment for rounding. The split will also apply to Company common stock issuable upon the exercise of the Company’s outstanding stock options and warrants. No fractional shares will be issued; instead, any fractional entitlements will be rounded up to the next highest whole number at the participant level.

The reverse stock split is a proactive measure as part of CIMG’s strategic plan to maintain compliance with Nasdaq’s continued listing requirements, while also strengthening the Company’s long-term capital structure.

About CIMG Inc.

CIMG Inc. is a global business group in the digital health industry, built around cryptocurrency strategies. The company leverages AI and cryptocurrencies (such as Bitcoin and stablecoins) to drive industry growth, helping clients maximize user acquisition and brand management value. Its current portfolio includes brands like Kangduoyuan, Maca-Noni, Qianmao, Huomao, and Coco-mango.

Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Shareholders can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. Forward-looking statements contained in this press release are made only as of the date of this press release. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions, and other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, and in other reports and documents that the Company files from time to time with the United States Securities and Exchange Commission (the “SEC”). You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the headings “Risk Factors”. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results described in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, and in other reports and documents that the Company files from time to time with the SEC. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. References and links to websites have been provided as a convenience, and the information contained on such websites has not been incorporated by reference into this press release.

For more information, please contact:

http://www.ccmg.tech

ir@ccmg.tech